FORM C-AR

SIMPLY JOKING NATION LLC

Annual Report

Dated July 16, 2026

THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER TO PURCHASE SECURITIES.

This Annual Report on Form C-AR (the “Report”) is being filed by Simply Joking Nation LLC (the “Issuer”) in accordance with Rule 202 of Regulation Crowdfunding (17 CFR 227.202) under the Securities Act of 1933. This Report is intended to provide investors and the public with material updates regarding the business, operations, and financial condition of the Issuer for the fiscal year ended December 31, 2025.

The information contained herein has been prepared by the Manager of the Issuer and reflects management’s current views of the business, its performance, key developments, and relevant forward-looking considerations. The financial statements included in this Report have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) but have not been reviewed or audited by an independent public accounting firm. As such, they should be considered unaudited and subject to change.

This Report is provided for informational purposes to fulfill the Issuer’s annual disclosure requirements under Regulation Crowdfunding and should be read in conjunction with the Issuer’s prior offering statements and any subsequent material changes disclosed during the reporting period.

This Annual Report is being filed and posted after the date that is 120 days after the end of the Company’s fiscal year. Other than this delayed filing, neither the Issuer nor any predecessor has previously failed to comply with the ongoing reporting requirements of Regulation Crowdfunding. The Issuer intends to post annual reports at https://www.joincommonwealth.com/simplyjokingnation/.

The date of this Form C-AR is July 16, 2026

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Form C-AR and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections regarding the Company’s financial condition, results of operations, plans, objectives, future performance and business. Investors can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein are based on reasonable assumptions the Company has made in light of the Company’s industry experience, perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate under the circumstances. As Investors read and consider this Form C-AR, they should understand that these statements are not guarantees of performance or results. Although the Company believes that these forward-looking statements are based on reasonable assumptions, Investors should be aware that many factors could affect the Company’s actual operating and financial performance and cause the Company’s performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements for any reason after the date of this Form C-AR or to conform these statements to actual results or to changes in the Company’s expectations.

3

Table of Contents

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS	3
SUMMARY	5
The Company	5
RISK FACTORS	5
Risks Related to the Company’s Business	5
Risks Related to the Securities	8
BUSINESS	9
Description of the Business	9
Manager	9
The Thoroughbred Asset	9
Company Revenue	11
Intellectual Property	11
Marketplace and Competition	11
Governmental/Regulatory Approval and Compliance	11
Litigation	11
Indemnification	13
Employees	13
CAPITALIZATION, DEBT AND OWNERSHIP	14
Capitalization	14
Ownership	14
Previous Offerings of Securities	14
FINANCIAL INFORMATION	15
Operations	15
Cash and Total Assets	15
Valuation	15
TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST	15
COMMISSION AND FEES	21
TAX MATTERS	21
LEGAL MATTERS	21
DISCLAIMER OF TELEVISION, RADIO, PODCAST AND STREAMING PRESENTATION	21
ADDITIONAL INFORMATION	21

4

SUMMARY

This summary is intended for informational purposes only and is qualified in its entirety by the more detailed information contained in this Form C-AR and its accompanying exhibits. Investors are encouraged to review the full Form C-AR, including exhibits, for a complete understanding of the issuer’s financial condition and business updates.

The Company

Simply Joking Nation LLC (the "Company") is a Delaware limited liability company formed on April 15, 2025 and managed by Grantley Acres, LLC. The Company owns a fractional interest in Simply Joking, a filly born March 6, 2022, by Practical Joke out of Imply, by E Dubai.

FOR THE AVOIDANCE OF DOUBT, NO ASSETS (REAL OR PERSONAL, TANGIBLE OR INTANGIBLE, INCLUDING CASH OR THE RIGHTS) OF THE COMPANY, OWNED OR HELD BY THE COMPANY, WHETHER OWNED OR HELD BY THE COMPANY AT THE DATE OF ITS FORMATION OR THEREAFTER ACQUIRED SHALL BE DEEMED TO BE OWNED BY ANY INVESTORS INDIVIDUALLY, BUT SHALL BE OWNED BY, AND TITLE SHALL BE VESTED SOLELY IN, THE COMPANY.

The Company is located at 2829 Clifton Rd., Versailles, KY 40383.

Annual reports and investor updates for the Company will be posted at https://www.joincommonwealth.com/simplyjokingnation/.

The Company expects to continue to conduct business throughout the United States and internationally.

A description of the Company’s business plan can be found in the section of this Form C-AR titled ‘BUSINESS.’

RISK FACTORS

As part of this Annual Report, it is important to consider not only the specific risks described herein but also the broader risks associated with operating in a dynamic and evolving business environment. In addition to the specific risks identified below, the Company is subject to many of the same risks that affect other companies in its industry and the economy at large. These include—but are not limited to—macroeconomic volatility, geopolitical instability, shifts in regulatory policy, and rapid technological change. Furthermore, as an early-stage company, we face elevated risk relative to more established enterprises due to our limited operating history, evolving business model, and dependence on external financing. You should carefully review the full list of risk factors presented in this section, as well as consider these general risks when evaluating the Company’s current and future prospects.

Risks Related to the Company’s Business

The Company has limited operating history, and its prospects must be considered in light of the risks that any new company encounters.

Ownership of the Company’s Class A Units continues to involve a high degree of risk, including the possibility that investors may not realize a return or may lose part or all of their investment. The Company has a limited operating history, which makes it difficult to evaluate long-term performance or predict future outcomes. The Company operates in a highly competitive and speculative industry. Its financial performance is directly tied to the success of its Thoroughbred Asset, both in earning purses through racing and in the ability to realize value upon the asset’s eventual disposition. There is no guarantee that the asset will perform as expected or that the Company’s investment strategy will result in profitable outcomes. These risks should be considered alongside the broader challenges and uncertainties faced by early-stage businesses operating in volatile markets.

The Company must exist for the entire course of Thoroughbred Asset’s racing career, including pre-race training periods, and is expected to exist for 4-6 years, and possibly longer.

The Company must exist for an indefinite period which may be longer than Manager and Investors expect, in order to recover the full value of their investment and collect all Thoroughbred Asset’s revenue. The Company expects to dissolve and wind up after the Thoroughbred Asset is sold and to distribute the sales proceeds to the Class A Unit holders.

5

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

The Company believes the existence of other companies crowdfunding ownership interests in racehorses has been very limited to date. The Company and the Class A Units may not gain market acceptance from Thoroughbred breeders, or service providers within the racehorse ownership/syndicate industry, including insurance companies, syndicate managers, training facilities or maintenance partners. This could result in an inability of the Manager to manage the career of the Company’s Thoroughbred Asset profitably. It would further inhibit market acceptance of the Company.

The Company may not be able to control many of its operating costs, and unexpected costs may adversely affect its financial results.

The Company cannot provide assurance that the Manager’s estimates regarding the price of Thoroughbred Asset, the cost of maintaining, training, and racing the Thoroughbred Asset, or the cost and expenses associated with selling the Thoroughbred Asset will prove accurate. Numerous factors may affect the Company’s operating expenses, many of which will be beyond its control. The costs of purchasing, boarding, training, providing veterinary care for, and otherwise owning and maintaining the Thoroughbred Asset are substantial and outside the Company’s control. The Company expects these costs and expenses to increase over time due to inflationary factors.

Other factors that could cause the Company’s expenses to be higher than expected include market fluctuations in the Thoroughbred industry, risks associated with transporting the horse to and from races and auctions, the overall health, soundness, and competitiveness of the Thoroughbred Asset the Company ultimately owns, interest and currency exchange rates, and other factors that are beyond the Company’s control or that cannot be accurately predicted at this time. Outbreaks of infectious diseases could result in quarantines or other restrictions that may halt racing or restrict movement, and thus impede the Company’s racing activities. Higher than expected Operating Expenses could force the Company to sell the Thoroughbred Asset during unfavorable market conditions. Events that increase the Company’s operating expenses or reduce its capital resources and liquidity could prevent investors from receiving their anticipated return on investment.

The Company is controlled by the Manager, and Members must rely solely on the judgment of the Manager’s management team.

The success of the Company will depend upon the experience and business judgment of the Manager, its management team, and the advisors the Manager engages. The Manager has exclusive control over the day-to-day operations of the Thoroughbred Asset and most decisions as to the use of the proceeds of this offering following the purchase of the Thoroughbred Asset. The selection of the Company’s Thoroughbred Asset is based on an analysis of bloodlines, evaluations of physical condition and the past performance of the Thoroughbred Asset using such data as auction results, health records, veterinary inspections and examinations, and previous sales history, as well as input from prospective co-owners and other sources in the equine industry. The Members of the Company cannot exercise any significant control or influence over the operation of the business of the Company, even if Members disagree with the Manager’s decisions or disapprove of its performance. Investors must be willing to entrust all aspects of control to the Manager and to rely on its management ability. The Manager will have full and complete control and authority to act on behalf of the Company with respect to all major decisions.

The Company’s financial performance will depend on the Manager’s relationships within the Thoroughbred industry.

The ability to develop and sell the Thoroughbred may depend in part upon the Manager’s relationships with trainers, bloodstock agents and consultants and Thoroughbred owners. These relationships provide the Manager with access to information that is useful in determining which Thoroughbreds are available in the public and private markets and which have the potential to be successful. The Manager may lose key personnel who maintain key relationships. Any failure to maintain, manage or continue to establish relationships with key individuals and institutions in the Thoroughbred industry may hinder the Manager’s ability to develop and sell the Company’s Thoroughbred Asset.

6

The financial performance of the Company will depend on the quality of the services performed by trainers and other independent contractors.

The Manager has engaged independent contractors to perform many essential services required for Thoroughbred racing, including selection, training, boarding and veterinary care of the Thoroughbred Asset. These independent contractors often subcontract or employ others who actually perform the contracted services. Some of these contractors will also be servicing other horses not owned by the Company. The Company may have to compete for the services of trainers, bloodstock agents, jockeys and consignors, and conflicts of interest may arise from time to time.

Injury, infertility, or death of the Company’s Thoroughbred could diminish revenue and net asset values.

Any illness, injury, accident, impairment, or death of the Thoroughbred Asset could have a material adverse effect on the Company and its shareholders. The Thoroughbred Asset may be or become infertile to the extent that it becomes a commercial failure. Any infertility problems with the Thoroughbred Asset could result in possible losses for the Company.

The Company cannot predict how long it will own its fractional interest in the Thoroughbred Asset, which may adversely affect the Company’s operating expenses.

The Company intends to own a fractional interest in the Thoroughbred Asset for a variable length of time and to resell it when appropriate. The Company may not have sufficient resources to maintain a horse for extended periods, which may cause it to resell its horse at a loss. Alternatively, the Company’s inability to resell horses within its expected resale window may result in an unanticipated increase in operating expenses that could adversely affect the Company’s results.

Absence of physical facilities; reliance on others for boarding and maintenance.

Neither the Manager nor the Company currently own any physical facilities for the boarding or training of the Thoroughbred Asset. Therefore, the Company relies on third parties to board, train and race its Thoroughbred Asset.. Should any third-party contractor fail to competently train or care for the Thoroughbred Asset owned by the Company, the health and/or value of that horse could suffer, which could negatively affect the net asset values of the Company.

Changes in federal, state, and local laws and government regulation could adversely impact the Company’s business.

The Company is subject to legislation and regulation at the federal, state, and local levels. In particular, the Company is subject to the rules and regulations of the Horseracing Integrity and Safety Authority. New laws and regulations may impose new and significant disclosure obligations and other operational, marketing and compliance-related obligations and requirements, which may lead to additional costs, risks of non-compliance, and diversion of the Company’s management’s time and attention from strategic initiatives. Additionally, federal, state, and local legislators or regulators may change current laws or regulations which could adversely impact the Company’s business. Further, court actions or regulatory proceedings could also change the Company’s rights and obligations under applicable federal, state, local and international laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on the Company’s business.

The performance of Thoroughbreds in training or as lightly raced prospects with limited past performances is unpredictable.

Intangibles such as racing class and distance/surface preferences, or limitations are still highly unpredictable at early stages in the horse’s development. Horses exhibiting precocious talent are often the subject of highly competitive bidding among several interested buyers. Therefore, acquiring an interest in a highly sought prospect from a successful bloodline can require a substantial investment, and there is no assurance such a prospect will compete successfully.

Government regulation of the Thoroughbred racing industry could increase.

The benefits of owning Thoroughbreds depends largely upon continued governmental acceptance of Thoroughbred racing as a form of legalized gambling. Though valuable to federal, state, and local government as a source of revenue, Thoroughbred racing could be subjected, at any time, to more restrictive regulation or banned entirely. The value of the Thoroughbred Asset could be drastically diminished by stricter regulation or a ban, which would have a material adverse effect on the Company and the value of its Class A Units.

7

Risks Related to the Securities

Holders of the Class A Units have limited voting rights. As a result, holders of Class A Units do not have any ability to influence the outcome of important transactions and decision.

The Manager has the unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of the Company. Investors have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of their Units and removal of the Manager for “cause.” Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions, and such amendments or decisions may only be in the best interests of only a limited number of the Investors, but not Investors as a whole.

The Manager will have substantial discretion to determine whether and when Investors receive any distributions and the amounts distributed.

The Operating Agreement provides that the Manager will distribute cash available for distribution to the Members of the Company as soon as reasonably practicable after the relevant amounts have been received by the Company, but only after the Manager has reserved amounts reasonably believed to provide adequate future working capital for the Company’s ongoing operations and to meet any future contemplated obligations or contingencies. As revenue generated by racing activity is intermittent and highly unpredictable, planning for the Company’s future cash needs will require the Manager to exercise substantial judgment as to the amounts reasonably available at any time for distribution to the Company’s Members. Investors should not expect to receive distributions regularly, if at all.

If a market develops for the Class A Units, the market price and trading volume of the Company’s Class A Units may be volatile.

If a market develops for the Class A Units, the market price of the Class A Units could fluctuate significantly for many reasons, including reasons unrelated to the Company’s performance or the underlying Thoroughbred Asset, such as the racing performance of related Thoroughbreds, reports by industry analysts, investors’ perceptions and general economic and industry conditions. For example, to the extent that other companies, whether large or small, within the pari-mutuel gaming industry experience declines in their share price, the value of Class A Units may decline as well. In addition, fluctuations in operating results of the Company or the failure of operating results to meet the expectations of investors may negatively impact the price of its Class A Units. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of the Company’s business to a general economic downturn; changes in the laws that affect the Company’s operations; competition from other entertainment enterprises; compensation related expenses; application of accounting standards; seasonality; injury to the Thoroughbred Asset, and the Company’s ability to obtain and maintain all necessary regulatory approvals, government certifications or licenses to conduct the Company’s business.

In the event of the dissolution or bankruptcy of the Company, Investors will not be treated as debt holders and therefore are unlikely to recover any proceeds.

In the event of the dissolution or bankruptcy of the Company, the holders of the Securities that have not been converted will be entitled to distributions as described in the Securities. This means that such holders will only receive distributions once all of the creditors and more senior security holders, including any holders of preferred stock, have been paid in full. Holders of the Securities cannot be guaranteed any proceeds in the event of the dissolution or bankruptcy of the Company.

The Company’s Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

The Company’s Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, is entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of the Company’s investors and will not be subject to any different standards imposed by its Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

Conflicting interests of the Manager and the Investors

The Manager may choose to use service providers because they get benefits from giving them business, which do not accrue to the Investors. The Manager will determine whether or not to sell the Thoroughbred Asset owned by the Company in response to an offer to acquire the Thoroughbred Asset. Furthermore, when determining to liquidate the Thoroughbred Asset, the Manager will do so considering all the circumstances at the time, which may include obtaining a price for the asset that is in the best interests of a substantial majority, but not all of the Investors.

The Manager’s discretionary authority to amend the Operating Agreement.

The Manager has the ability to unilaterally amend the Operating Agreement. As the Manager is a party, or is subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company, but which may not benefit all Investors equally. In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to Investors. Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors. See “THE OFFERING AND THE SECURITIES – Other Key Material Terms” for more information.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH THE COMPANY CONSIDERS IMMATERIAL AS OF THE DATE OF THIS FORM C-AR, MAY ALSO HAVE AN ADVERSE EFFECT ON THE COMPANY’S BUSINESS.

8

BUSINESS

Description of the Business

The Company’s principal objective is to own, manage, and ultimately sell its interest in Simply Joking, the thoroughbred asset described in this Annual Report (the “Thoroughbred Asset”). Through the Offering, investors acquired Class A Units tied to the Company’s ownership and operations of the Thoroughbred Asset.

Manager

The Operating Agreement of the Company designates Grantley Acres, LLC as the Manager of the Company.

The Manager is responsible for directing the Company’s operations, implementing strategies, and overseeing day-to-day affairs under the terms of the Operating Agreement. The Manager is tasked with making decisions regarding asset acquisition and disposition, managing the Thoroughbred to generate revenue and maximize value, and evaluating potential sale opportunities. The Manager’s responsibilities encompass various aspects, including Thoroughbred sourcing, disposition services, managing the Offerings, overseeing Thoroughbred operations such as training and racing, and maintaining relationships with Class A Unit holders. It oversees the creation of offering materials, regulatory filings, and marketing materials, and coordinates administrative functions related to the Offering. Additionally, the Manager engages service providers for training and racing activities, allocates revenues and costs, and manages communications with Class A Unit holders while determining distribution policies and authorizing revenue distributions. Certain responsibilities of the Manager may be delegated to or otherwise performed by a third-party administrator. See ‘CMNWLTH LLC’ below for more information.

CMNWLTH LLC

The Company engaged CMNWLTH LLC to provide certain administrative services to the Company post-Offering. Such duties include management of investor relations and accounting functions, provision of event management, content production, investor and regulatory reporting, accounting, cash management, investor management, and shareholder recordkeeping and stock transfer. In return for its services, the Company pays CMNWLTH LLC $N/A per month. Distributions of race earnings, breeding revenue, sale of assets, and other related earnings of the Company are subject to a distribution fee of 10%.

The Thoroughbred Asset

The Company exercised its purchase option and acquired its ownership interest in the Thoroughbred Asset through the Offering, which completed its final closing on May 28, 2025.

Training and Boarding

As of December 31, 2025, the Thoroughbred Asset continued to be managed under the Manager’s oversight. The Manager has the right to change the trainer in its sole discretion to a similarly qualified trainer of responsible cost. Each trainer employed by the Manager will be an independent contractor and may concurrently handle Thoroughbreds for other owners.

Racing

Once the Thoroughbred Asset reaches the final race preparation stage in its training regime, and while racing, certain additional charges for services associated with racing will be incurred. Charges such as having a lead pony take the horse to the gate, fees to have independent contractors handle the horse on race day, race day medication, transportation, jockey’s fees based either on a percentage of winnings for placed horses (first or second, and in some instances third) or a flat fee pursuant to a set schedule for unplaced horses (referred to as “Jock Mounts” in the vernacular), trainers, and stable commissions based on a percentage of winnings will be incurred or assessed. For races other than stakes races, there are no entry fees. For stakes races there are nomination or subscription fees, entry and starting fees and, in some instances, supplementary nomination fees to make horses eligible to compete after the closing deadline for nominations.

9

Each trainer will employ jockeys, who are generally paid a nominal fee plus 10% of the purse if the Thoroughbred finishes first in the race, 5% for second place finishes or sometimes third, and a standard flat fee for lesser placings. In addition, a barn commission amounting to approximately 2% of the purse is usually paid to the groom and barn help of the winning Thoroughbred. This payment is referred to as a “stake” in the stable vernacular.

Because of competition level variables, the racetracks where the Thoroughbreds will be located and the races into which they will be entered will be selected based upon the recommendation of the trainer with the input of the advisors and the Manager’s officers.

There is no guarantee that a horse entered in a race will “draw in” and be able to race. Luck can determine if and how many times a horse may run during a race meet. Eligibility and preference of entries are governed by each track’s procedures to maintain a fair and even-handed approach, but horses are routinely excluded from races based upon the random draw in oversubscribed races. In those cases, a horse in such “entered and excluded” status would generally be given priority for entry in a comparable race in the same meet. In addition, trainers would ordinarily have options to race the horse at racetracks in the region. Although a horse may not be able to run as desired during a meet, the possibility that the horse would be excluded entirely from racing even though entered numerous times would be remote.

In 2024, the Thoroughbred Asset entered the following races:

●	On January 14, 2024, N/A placed fifth in the Las Cienegas Stakes (G3), with gross earnings of N/A and pro-rata net earnings to _Simply Joking Nation LLC of $N/A.

Sale of Assets

The Manager expects to sell interests in the Thoroughbred Asset owned by the Company from time to time in the ordinary course of operations or in connection with the dissolution of the Company. The Manager may sell its interest in the Thoroughbred Asset if the Manager concludes it would be in the best interest of the Company to do so, based on the Thoroughbred Asset’s racing performance and market value.

As the racing career of the Thoroughbred Asset progresses, the Manager will evaluate the Thoroughbred Asset’s potential trajectory based on the horse’s performance at various levels of competition. If the horse is not demonstrating the potential to compete successfully in allowance and stakes races, the co-owners may decide to sell the horse. The Company’s co-ownership and co-management agreements provide that the horse may not be sold without its consent. With few exceptions, all the co-owners participate in the meetings at which the decision to sell is jointly made.

The sale of the Thoroughbred Asset will be conducted through one of the major Thoroughbred auctions held throughout the year, such as the Keeneland Horses of Racing Age or Horses of All Ages Sales. Once the co-owners jointly agree to consign the Thoroughbred Asset for sale at the auction and jointly agree on the minimum price for which the Thoroughbred Asset can be sold, the conditions of the bidding and sale are governed by the rules of the auction house.

Upon the sale of the Thoroughbred Asset, the Company will discontinue operations other than to wind up its business and make liquidating distributions of the sales proceeds, any retained racing revenue, and the remaining balance of any cash reserves held to cover training and other expenses.

The Operating Agreement authorizes the Manager to pay reasonable fees and or commissions consistent with industry standards to unaffiliated agencies such as trainers, sales agencies, or consignors upon any purchase or sale of the Thoroughbred Asset. Some trainers may charge a fee or commission for arranging the sale of a Thoroughbred for the Company. Sales agencies and consignors customarily charge a fee or commission on a set or sliding scale for their services in selling Thoroughbreds at public auctions. The Company expects to pay a 5% sales commission upon sale of the Thoroughbred Asset, however the Manager reserves the right to increase or decrease the actual commission paid in their sole discretion. The Operating Agreement requires the Manager to comply with state laws regulating private and public sales of Thoroughbred assets.

10

Breeding Activities

The Company will not engage in Thoroughbred breeding activities. When the Thoroughbred Asset retires from racing but retains value as a breeding stallion, the Company intends to sign a syndication agreement with a breeding operation, which would convert the ownership interest in the stallion into a number of fractional interests or “stallion shares” possessing breeding rights (the right to breed a mare to the stallion in a given breeding season). Immediately following the syndication of the stallion, the Company will discontinue operations other than to conduct an orderly liquidation of its stallion shares and breeding rights for cash and make liquidating distributions of the sales proceeds, any retained racing revenue, and the remaining balance of any cash reserves held to cover training and other expenses to the Company’s Class A Unit holders, and then terminate.

Insurance

The Manager carries mortality insurance on the Company’s Thoroughbred Asset. This policy insures against loss by death caused directly or indirectly by sickness, accident and/or disease. The amount of recovery generally would be the lesser of the insured amount or the last claiming price (if any) the Thoroughbred has been subjected to at the time of the casualty. If the Thoroughbred Asset’s value otherwise increases substantially (which can sometimes occur when a member of the immediate family wins a prestigious race), the Manager may decide not to increase mortality insurance to the level of the animal’s value because of the relatively high cost of the additional coverage.

Operating Expenses

The Company is responsible for the following costs and expenses attributable to the activities of the Thoroughbred Asset and the Company (together, the “Operating Expenses”):

●	Any and all ongoing fees, costs and expenses incurred in connection with the management of the Thoroughbred Asset, including bloodstock agent commissions, transportation (other than those related to Acquisition Expenses), boarding, training and racing expenses (nomination fees, entry fees, jockey fees, pony fees, etc.), veterinarian fees, farrier charges, feed supplements and medications, physical therapy charges, equipment costs, research and database expenses, periodic registration fees, marketing, security, valuation, and utilization of the Thoroughbred Asset;
●	Fees, costs, and expenses incurred in connection with preparing any reports and accounts of the Company, including any required federal or state securities filings and any annual audit of the accounts of the Company;
●	Fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with the Company;
●	Fees, costs, and expenses incurred in connection with making any tax filings on behalf of the Company;
●	Any indemnification payments;
●	Any and all insurance premiums or expenses incurred in connection with the Thoroughbred Asset, including equine mortality or fertility insurance; and
●	Any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

If the Operating Expenses exceed the amount of revenues generated from the Thoroughbred Asset and cannot be covered by any Operating Expense reserves on the balance sheet of the Thoroughbred Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Company, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Company (an “Operating Expenses Reimbursement Obligation”), and/or (c) cause additional Class A Units to be issued by the Company in order to cover such additional amounts.

Company Revenue

The Company will generate revenue largely from racing activities of the Thoroughbred Asset. Upon retirement of the Thoroughbred Asset, the Company may generate revenue from the sale of the Thoroughbred Asset. In calendar year 2025, the Company earned $133 of total gross revenue.

Intellectual Property

The Company does not own any intellectual property.

Marketplace and Competition

The markets in which The Company competes are highly competitive. The Company faces competition from other companies and individuals with better funding or more experience in the horseracing industry. Several hundred individuals and agencies conduct pinhooking operations in the weanling and yearling markets across the United States, as well as thousands of owners and trainers who purchase weanlings and yearlings to eventually race for their own account. These competitors include other horseracing operations worldwide.

Governmental/Regulatory Approval and Compliance

The Company is subject to and affected by the laws and regulations of U.S. federal, state and local governmental authorities. Changes in laws, regulations and related interpretations, including changes in accounting standards, taxation requirements, and increased enforcement actions and penalties may alter the environment in which the Company does business. The Company’s ability to continue to meet these challenges could have an impact on the Company’s legal, reputational, and business risk.

Litigation

From time to time, the Company may be involved in legal proceedings. The results of such legal proceedings and claims cannot be predicted with certainty, and regardless of the outcome, legal proceedings could have an adverse impact on Company’s business or the development of the platform because of defense and settlement costs, diversion of resources and other factors. The Company is currently not subject to litigation.

11

CLOSING USE OF PROCEEDS

On May 28, 2025, the Company completed its final closing of the Offering. As of the final closing, the use of proceeds was:

Final Closing Date	May 28, 2025
Percent of Maximum Offering Amount Closed	79.40%

Asset Purchase Price (1)	$324,275.51
Acquisition Expenses (2)	$16,213.78
Total Asset Acquisition Cost	$340,489.29

Training & Management (3)	$12,950.56
Insurance (4)	$17,864.14
Aftercare (5)	$9,231.46
Total Operating Costs	$40,046.16

Investor Relations and Reporting (6)	$15,300.00
LLC Administrative Services (7)	$12,000.00
Total Working Capital	$27,300.00

Offering Expenses (8)	$21,986.00
Fundraise Fee (9)	$40,778.55
Total Proceeds	$470,600.00

(1)	Represents the Company’s portion of the $2,800,000 purchase valuation.

(2)	Represents the Company’s portion of Acquisition Expenses incurred in connection with the evaluation, discovery, development, and acquisition of the Thoroughbred Asset including bloodstock fees, transportation costs related to transportation of the Asset, research fees, expert due diligence, bank fees and similar costs and expenses incurred.

(3)	Represents estimated training and racing expenses of $5,500 per month for 15 months based on the Company’s ownership interest in the Thoroughbred Asset.

(4)	Represents the Company’s portion of premiums for insurance coverage for 15 months based on the Thoroughbred’s estimated value.

(5)	Represents a donation to a reputable aftercare cause as selected by the Manager.

(6)	Represents the Company’s projected fees for investor management, including shareholder recordkeeping, registry, stock transfer, hosting events, and producing digital and video content for distribution to investors.

(7)	Represents the Company’s projected fees for LLC administration including accounting, cash management, tax preparation, state reports, regulatory filings, annual reports to the SEC, and financial reports to Investors.

(8)	Represents the Company’s Offering Expenses including the following fees, costs and expenses incurred in the connection with executing the Offering, consisting of legal, accounting, escrow and compliance costs related to this offering.

(9)	Represents the cash compensation paid to the Intermediary at the closing of the Offering and represents ten percent (10%) of offering proceeds.

The Company has discretion to alter the use of proceeds set forth above to adhere to the Company’s business plan and liquidity requirements. For example, economic conditions may alter the Company’s Operating Expenses projections.

Simply Joking

The Company owns a fractional interest in Simply Joking, a filly born March 6, 2022, by Practical Joke out of Imply, by E Dubai.

12

MANAGER, OFFICERS, AND KEY PERSONS

The Company is managed by Grantley Acres, LLC. The directors, officers, managers, or other key personnel who manage the Company are listed below with their positions, principal occupation, employment responsibilities for the past three (3) years, and education.

Manager

Grantley Acres, LLC serves as Manager of the Company. The Manager shall manage the business and affairs of the Company, direct and control the Company to the best of its ability, and has full authority, power, and discretion to make decisions reasonably required to accomplish the investment objectives of the Company. Members will have little or no control over the Company’s day-to-day operations and will vote only on limited matters.

Directors, Officers, Managers, or other Key Personnel of Manager

Name	Positions and Offices Held at the Manager	Principal Occupation and Employment Responsibilities for the Last Three (3) Years	Education
Geoff Nixon	Managing Member of the Manager	Managing Member	College

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to Delaware law and under the Company’s Operating Agreement attached as Exhibit C. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

The Company currently has 0 employee(s).

13

CAPITALIZATION, DEBT AND OWNERSHIP

Capitalization

The Company is authorized to issue 2 classes of membership interests in the Company, comprised of an unlimited number of Units of Class A Membership Interest (the “Class A Units”), of which 9,412 Class A Units are issued and outstanding, and an unlimited number of Units of Class B Membership Interests (the “Class B Units,” and together with the “Class A Units,” the “Securities”) of which 1 Class B Unit is issued and outstanding.

Ownership

The table below lists the beneficial owners of twenty percent (20%) or more of the Company’s issued and outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.

Name	Amount and Type or Class Held	Percentage Ownership (in terms of voting power)
Grantley Acres LLC	1 Class B Unit	100%

Previous Offerings of Securities

The Company has made the following issuances of securities within the last three years:

Security Type	Principal Amount of Securities Sold	Amount of Securities Issued	Issue Date	Exemption from Registration Used or Public Offering
Class A Units	$470,600	9,412	May 28, 2025	Section 4(a)(6) of the Securities Act of 1933
Class B Units	N/A	1	Inception.	Section 4(a)(2) of the Securities Act of 1933

14

FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C-AR and attached hereto in addition to the following information. Please see the financial statements attached as Exhibit A for subsequent events and applicable disclosures.

Operations

Simply Joking Nation LLC is an LLC whose primary purpose is to acquire a fractional interest in, manage, and ultimately sell the Thoroughbred Asset and to generate revenue therefrom. The Company was formed in Delaware as a limited liability company on April 15, 2025.

Cash and Total Assets

As of December 31, 2025, the Company holds $36,270 in cash and cash equivalents, leaving the Company with approximately 9 months of runway based on 2025 operating cash flow. The Company had $297,492 in total assets as of December 31, 2025.

Valuation

The Company has ascribed no post-Offering valuation to the Company or its Securities.

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), and the counterparty is either (i) any director or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

The Company has conducted the following transactions with related persons:

The Company has entered into agreements and related arrangements necessary to acquire, manage, maintain, and finance its interest in the Thoroughbred Asset.

The Company has identified the following conflicts of interest that may arise in connection with the Class A Units, in particular, in relation to the Company, the Manager and the underlying Thoroughbred Asset. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Class A Units.

1. Limitations of Manager’s Fiduciary Duties to Company. The Company’s Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager. The Company’s Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of the Company’s investors and will not be subject to any different standards imposed by its Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

2. No Conflicts of Interest Policy. The Company, the Manager and their affiliates will try to balance the Company’s interests with their own. To the extent that such parties take actions that are more favorable to other entities than the Company, however, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Class A Units. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

15

3. Payments from the Company to the Manager and its Employees or Affiliates. If the Operating Expenses exceed the revenue from the underlying Thoroughbred Asset and any cash reserves, the Manager has the option to cause the Company to incur an Operating Expenses Reimbursement Obligation to cover such excess. As interest may be payable on such loan, the Manager may be incentivized to cause the Company to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors. The Manager may also choose to issue additional Class A Units to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by the Company on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Class A Units Holders than the dilution incurred from the issuance of additional Class A Units.

The Manager determines the timing and amount of distributions of revenue made to Investors. As a consequence, the Manager also determines the timing and amount of payments made to itself, since payments to the Manager are made when distributions of revenue are made to the Investors. The Manager may thus be incentivized to make distributions of revenue more frequently and in greater quantities rather than leaving excess revenue on the balance sheet of the Company to cover future Operating Expenses, which may be more beneficial to another entity.

4. Conflicting interests of the Manager and the Investors. The Manager may choose to use certain bloodstock agents, appraisers, trainers, or other service providers because they get benefits from giving them business, which do not accrue to the Investors. The Manager will determine whether or not to sell the Thoroughbred Asset in response to an offer to acquire the Thoroughbred Asset. Furthermore, when determining to liquidate the Thoroughbred Asset, the Manager will do so considering all the circumstances at the time, which may include obtaining a price for the asset that is in the best interests of a substantial majority, but not all of the Investors.

5. Selection of trainers and races for one Thoroughbred over another owned by a different Entity. The Manager will manage multiple horses and companies and may be incentivized to enter a Thoroughbred in a certain race as to do so may generate higher revenue to be distributed to the Manager and investors in a company associated with that particular underlying asset. This may lead the Thoroughbred Asset to generate lower distributions than the underlying assets of other companies. The racing of the Thoroughbred Asset could increase the risk of the Thoroughbred Asset getting injured and could impact the value of the Thoroughbred Asset and, as a result, the value of the Company. The Manager may therefore be conflicted when determining whether to race the Thoroughbred Asset to generate revenue, diminish or increase the Thoroughbred’s value or limit the potential exposure to injury.

The various entities managed by the Manager may compete for the time and talents of the personnel and service providers employed by the Manager to provide certain services to that entity. At times when the service providers are experiencing high demand and have limited capacity at their facilities or within their respective organizations, their services may not be readily available to the Company for which the Manager provides management services. Simply because a trainer, jockey veterinarian or other service provider is initially available to the Company is no guarantee that the Company will continue to have access to or will be able to increase the use of that service provider. The Manager may have to make decisions and give preferences, access to or allocations of access to certain service providers in high demand to one company over another, which may not be in the best interests of the affected entity. The inability to access the services of a service provider in high demand at a certain time may negatively impact the economic performance of the Company. The Manager and one or more service providers (particularly trainers and veterinarians) may have disagreements over the management of the Company’s Thoroughbred Asset that lead to the unwillingness of the service provider to continue to provide such services to the Company. This could lead to a reallocation of the Thoroughbred Asset among other service providers affording different and less beneficial racing opportunities and lesser quality care of the Thoroughbred Asset and exposing them to greater risk. Such a reallocation could have an adverse impact on the economic performance of the Company.

6. Manager’s Discretionary Authority to Amend the Operating Agreement. The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy. As the Manager is a party, or is subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company, but which may not benefit all Investors equally. In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to Investors. Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.

7. Conflicts between the Legal Counsel, the Company, and the Manager Parties. The counsel of the Company is also counsel to the Manager and its affiliates (“Legal Counsel”) and may serve as counsel with respect to other entities managed by the Manager (collectively, the “Manager Parties”). Because Legal Counsel represents both the Company and the Manager Parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between the Company and any of the Manager Parties, Legal Counsel may represent the Manager Parties and not the Company. Legal Counsel may, in the future, render services to the Company or the Manager Parties with respect to activities relating to the Company as well as other unrelated activities. Legal Counsel is not representing any prospective Investors of the Company in connection with this Offering and will not be representing the members of the Company other than the Manager. Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in the Class A Units.

16

Other Material Terms

Summary of Key Terms of the Operating Agreement

The Members

Limited Liability:

No Member shall be liable for the obligations of the Company for any amounts in excess of the amount of its Capital Contributions to the Company plus such Member’s share of the undistributed profits of the Company to which they are entitled, plus, to the extent required by law, or as otherwise described in this Agreement, any amounts distributed by the Company to such Member; provided, that the foregoing shall not be construed in any way to alleviate a Member’s obligations to the Company.

No Voluntary Redemptions of Withdrawals:

So long as a Member continues to hold any Class A Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any person who is a Member ceases to hold any Class A Unit, such person shall no longer be a Member. Notwithstanding the foregoing, the Manager may require a Member to withdraw all or any portion of its Class A Units in the Company immediately, with no prior notice, if the Manager deems it to be in the best interests of the Company to do so because the continued participation of such Member in the Company might cause the Company to violate any law, rule or regulation, expose the Company or the Manager to the risk of litigation, arbitration, administrative proceedings or any similar action or proceeding or otherwise have an adverse effect (whether legal, regulatory, tax otherwise) on the other Members, the Company, the Manager or any of its or their affiliates.

Voting Rights:	Class A Members shall not be entitled to vote unless the right to vote is expressly granted by the Manager, this Agreement, or by Applicable Law.

Management

Management of the Company; Authority of the Manager:

Management and control of the Company will be vested exclusively in the Manager. The Manager is permitted to delegate to a third-party manager selected by the Manger in its sole discretion, all of the powers of the Manager, provided that no such delegation shall reduce the responsibility of the Manager for the conduct of the Company and the Manager shall be liable for the conduct of any third-party manager as if such conduct were the conduct of the Manager. Furthermore, the Manager shall be permitted to assign its interest in the Management Fee to such third-party manager in its sole discretion.

Reimbursement of Manager:

The Company shall reimburse the Manager for all reasonable, ordinary, necessary, and direct expenses incurred by the Manager on behalf of the Company in carrying out the Company’s business activities, including, without limitation, salaries of officers and employees of the Manager who are carrying out the Company’s business activities. All reimbursements for expenses shall be reasonable in amount in the aggregate for any Fiscal Year.

17

Removal or Resignation of Manager:

Class A Members of the Company, acting by way of the affirmative vote of the holders of outstanding units representing at least two-thirds of the total votes that may be cast by all such outstanding units then eligible to vote, may elect to remove the Manager at any time if the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company and which has a material adverse effect on the Company. The Manager may resign and appoint a new Manager, including an affiliate of the Manager, as the Manager of the Company without the consent of the Members. The resignation of the Manager shall not affect its rights as a Member and shall not constitute a withdrawal of a Member. In the event of resignation, the departing Manager shall not be required to sell its units to the replacement Manager.

Limitation of Liability:

The Company’s Operating Agreement is not intended to, and does not, create any fiduciary duty on the officers, employees, agents, or representatives of the Company, on the Members, on the Manager, or on any officer, director, stockholder, partner, member, affiliate, employee, agent, or representative of each Member, the Manager, and their affiliates (each a “Covered Person”). The Company’s Operating Agreement generally seeks to protect Covered Persons from legal claims made by the Members to the maximum extent permitted by law. For example, Covered Persons will not be liable to the Company for:

(i) any act or omission that, in good faith reliance on the provisions of the Company’s Operating Agreement, so long as such act or omission does not constitute fraud, gross negligence, willful misconduct, or a material breach or knowing violation of the Company’s Operating Agreement by such Covered Person;

(ii) the termination of the Company; or

(iii) any act or omission of Covered Persons that relied in good faith on the advice of legal counsel, accountants or other professional advisors to the Company.

Nothing in the above should be construed as relieving, or attempting to relieve, Covered Persons from any liability (including liability under federal securities laws which under certain circumstances impose liability on persons who act in good faith) if doing so would be in violation of law.

Indemnification of Covered Persons:

The Company will indemnify Covered Persons from any legal claims related to the exercise of their rights or performance of their duties and obligations in connection with the Company, the Operating Agreement or any investment made or held by the Company unless the claim has been determined in a final, non-appealable decision of a court of competent jurisdiction to constitute gross negligence, willful misconduct or fraud.

Please review Article VIII of the Operating Agreement for additional indemnification provisions.

Amendment of the Operating Agreement:

Only the consent of the Manager is required to amend the Operating Agreement, except that no such amendment may (a) (i) decrease the percentage of outstanding units required to take any action under the Company’s Operating Agreement; (ii) materially adversely affect the rights of any of the Members; (iii) give any Person the right to dissolve the Company (other than the Manager); (iv) modify the term of the Company; (v) modify the limited liability of a Member; or (vi) modify the indemnification and exculpation rights of any indemnified party under the Company’s Operating Agreement; or (b) amend or waive any amendment provisions.

18

Distributions and Withdrawals of Capital

Discretionary Distributions:

Any cash generated by the net income of the Company, plus any change in net working capital, depreciation and amortization of the Thoroughbred Asset, and non-cash operating expenses, after allowance for payment of all Company obligations then due and payable, including operating expenses reimbursements to the Manager, debt service, operating expenses, and for such reasonable reserves as the Manager shall determine to meet future operating expenses, shall be distributed to the Class A Members, pro rata and pari passu in proportion to their Class A membership percentage.

Withdrawals of Capital:	No Member may withdraw capital from the Company.

Conversion; Repurchase; Transfer; and Sale of Interests

Conversion to Corporation:

The Company may, in the Manager’s sole and absolute discretion, in the future convert from a limited liability company into a corporation by conversion, merger or other transaction (a “Conversion”). In the event the Manager approves such a Conversion, each Member agrees to take any and all actions as are reasonably necessary to give effect to the Conversion.

Involuntary Transfer; Repurchase of Units:

In the event that any unit owned by any Member shall be subject to an involuntary transfer, including by reason of (a) bankruptcy or insolvency proceedings, whether voluntary or involuntary, (b) distraint, levy, execution or other involuntary transfer, unless, in the case of this clause (b), the transferee releases such Interests within five (5) business days of the occurrence of any such involuntary transfer, (c) a transfer by operation of law (including in connection with a divorce or pursuant to applicable laws of descent and distribution in the event of the death of an individual Member holding such Class A or Class B units) unless such transfer constitutes a Permitted Transfer (as defined in the Operating Agreement), or (d) Disability (as defined in the Operating Agreement) (each such subsections (a) through (e), an “Involuntary Transfer”), such Member (or his, her or its personal representative) shall give the Company written notice of such Involuntary Transfer stating the terms of such proposed transfer, the identity of the proposed transferee and the price or other consideration, if readily determinable, for which the subject unit is to be transferred. After receipt of such notice, the Company (or its assignee, as determined by the Manager) shall have the right to purchase up to all of the units held by such Member (or his, her or its personal representative) at the price and on the terms applicable to such proposed transfer, which right shall be exercised by written notice given by the Company to the Member (or his, her or its personal representative) within ninety (90) days after the Company’s receipt of such notice.

Restrictions on Transfer:

A Member may not pledge, assign, sell, exchange, or transfer its Class A Units (or any portion thereof) except pursuant to Rule 501 of Regulation CF, and no assignee, purchaser or transferee may be admitted as a substitute Member, except with the written consent of the Manager, which consent may be given or withheld in its sole and absolute discretion.

The Class A Units will have transfer restrictions and will be subject to legal as well as contractual, transfer restrictions. No Class A Units may be pledged, transferred, resold or otherwise disposed of by any Investors except pursuant to Rule 501 of Regulation CF.

19

Approved Sale; Drag Along Rights:

If the Manager approves the sale of the Company to a third-party good faith purchaser (an “Approved Sale”), then each Member shall be deemed to consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each Member holding a Membership Interest shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Membership Interest, each holder of a Membership Interest shall agree to sell all of his, her or its Membership Interest and rights to acquire a Membership Interest on the terms and conditions approved by the Manager, including, without limitation, any and all representations and warranties provided by the Members, indemnification obligations of the Members, escrow and other holdback arrangements, contingent purchase price arrangements, covenants and restrictive covenants made by the Members in connection therewith.

Transfer Agent & Registrar:	The Company will act as a transfer agent and registrar for the securities

Miscellaneous

Fiscal Year:	The Company’s fiscal year shall end on December 31.
Term:

The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of the Operating Agreement.

Dispute Resolution:

In any dispute, Members agree to waive their right to a trial by jury, and any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated by it, shall be brought in Delaware Chancery Court, and each Member consents to the exclusive jurisdiction of the Delaware Chancery Court (and of the appropriate appellate courts therefrom) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

20

COMMISSION AND FEES

Distributions of race earnings, breeding rights, proceeds from sale of Thoroughbred Asset, and other related earnings are subject to a distribution fee of ten percent (10%) of the total distribution. The Distribution fee shall not apply to any returns of working capital.

TAX MATTERS

INVESTORS SHOULD CONSULT WITH THEIR OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE INVESTORS OF THE PURCHASE, OWNERSHIP AND SALE OF THE INVESTORS’ SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

TO ENSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, THE COMPANY INFORMS INVESTORS THAT ANY TAX STATEMENT IN THIS FORM C CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

INVESTORS WHO ARE NOT UNITED STATES RESIDENTS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX IMPLICATIONS OF ANY INVESTMENT IN THE COMPANY, AS WELL AS THE TAXATION OF SUCH INVESTMENT BY THEIR COUNTRY OF RESIDENCE. FURTHERMORE, IT SHOULD BE ANTICIPATED THAT DISTRIBUTIONS FROM THE COMPANY TO SUCH FOREIGN INVESTORS MAY BE SUBJECT TO UNITED STATES WITHHOLDING TAX.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES.

LEGAL MATTERS

All Investors should consult with their own counsel and advisors in evaluating the Company and this Form C-AR.

DISCLAIMER OF TELEVISION, RADIO, PODCAST AND STREAMING PRESENTATION

The Company’s officers affiliates, and third-parties may participate in the filming or recording of various media and in the course of the filming, may present certain business information to the investor panel appearing on the show (the “Presentation”). The Company will not pass upon the merits of, certify, approve, or otherwise authorize the statements made in the Presentation. The Presentation commentary being made should not be viewed as superior or a substitute for the disclosures made in this Form C-AR. Accordingly, the statements made in the Presentation, unless reiterated in the materials provided herein, should not be applied to the Company’s business and operations as of the date of this report. Moreover, the Presentation may involve several statements constituting puffery, that is, exaggerations not to be taken literally or otherwise as indication of factual data or historical or future performance.

ADDITIONAL INFORMATION

The summaries of, and references to, various documents in this Form C-AR do not purport to be complete and in each instance, reference should be made to the copy of such document which is either an appendix to this Form C-AR or which will be made available upon request. The Company is prepared to furnish, upon request, a copy of the forms of any documents referenced in this Form C-AR.

21

SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (17 CFR 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form C-AR to be signed on its behalf by the duly authorized undersigned.

Geoff Nixon, in their capacity as Managing Member of the Manager and principal executive officer of the Issuer, certifies that the financial statements included as Exhibit A are true and complete in all material respects.

Simply Joking Nation LLC

/s/ Geoff Nixon
(Signature)

Managing Member of the Manager
(Title)

July 16, 2026
(Date)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (17 CFR 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

Simply Joking Nation LLC

/s/ Geoff Nixon
(Signature)

Managing Member of the Manager
(Title)

July 16, 2026
(Date)

22

EXHIBIT A

Statement of Financial Position (Unaudited and Not Reviewed)

Simply Joking Nation LLC

As of December 31, 2025 and for the year ended December 31, 2025

Balance Sheet	Dec 31, 2025
Current Assets
Cash and Cash Equivalents		$36,269.87
Accounts Receivable		$0.00
Total Current Assets		$36,269.87

Long-Term Assets
Thoroughbred Asset		$261,221.94
Total Long-Term Assets		$261,221.94

Total Assets		$297,491.81

Current Liabilities	$
Accounts Payable		$0.00
Total Current Liabilities		$0.00

Total Liabilities		$0.00

Members’ Equity
Reg CF Contributed Capital		$407,785.45
Distributions		$0.00
Retained Earnings		$(110,293.64)
Total Members’ Equity		$297,491.81

Total Liabilities and Members’ Equity		$297,491.81

23

Income Statement	Year Ended Dec 31, 2025
Revenue	$133.03
Cost of Revenue	$0.00
Gross Profit	$133.03

Operating Expenses
Training and Acquisition Expenses	$23,468.10
Insurance	$9,624.00
General + Administrative	$14,281.00
Depreciation	$63,053.57
Charitable Donation	$0.00
Total Operating Expenses	$110,426.67

Income/(Loss) from Operations	$(110,293.64)

Provision for Income Tax	$0.00

Net Income	$(110,293.64)

24

Statement of Cash Flow	Year Ended Dec 31, 2025
Cash Flow from Operating Activities
Net Income/(Loss)	$(110,293.64)
Adjustments to Net Income
Depreciation	$63,053.57
Change in Working Capital	$0.00
Net Cash Used in Operating Activities	$(47,240.07)

Cash Flows from Long-Term Assets
Purchase of Racehorse	$(324,275.51)
Sale of Racehorse	$0.00
Net Cash Provided (Used) by Long-term Assets	$(324,275.51)

Cash Flows from Financing Activities
Proceeds from Reg CF	$407,785.45
Distributions	$0.00
Net Cash Provided (Used) by Financing Activities	$407,785.45

Net Change in Cash	36,269.87

Cash at Beginning of Period	$0.00
Cash at End of Period	$36,269.87

25

Notes to the Unaudited Statement of Financial Position

December 31, 2025 $USD

NOTE 1 – ORGANIZATION AND NATURE OF ACTIVITIES

Simply Joking Nation LLC (the “Company”) is a Delaware Limited Liability Company formed on April 15, 2025. The Company’s purpose is to provide thoroughbred horse racing enthusiasts with the opportunity for greater involvement in the sport by enabling them to acquire equity interests in the Company, which owns a fractional interest in the Thoroughbred Asset described in this Annual Report.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Our fiscal year ends on December 31. The Company has no interest in variable interest entities and no predecessor entities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606,” “Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize Revenue When or As Performance Obligations Are Satisfied

The Company will identify and analyze its performance obligations with respect to customer contracts once the first contract is signed.

Equity based compensation - ASC 718-10-50

The Company does not currently have an equity-based compensation plan.

26

Income Taxes

The Company is a limited liability company that has elected to be taxed as a corporation for U.S. federal and state income tax purposes. As a result, the Company is subject to corporate income taxes, and a provision for income taxes is included in the accompanying financial statements as applicable.

The Company estimates a combined federal and state tax rate of approximately 26%; however, no provision for income taxes has been recorded for the period presented due to the Company’s net operating loss position.

The Company estimates a combined federal and state tax rate of approximately 26% for the periods presented. This rate is used to calculate the provision for current and deferred income taxes based on taxable income or loss for the period.

Recent accounting pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

See “Note 7 – Subsequent Events”.

NOTE 4 – CONTINGENCIES, COMPLIANCE WITH LAWS AND REGULATIONS

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers. Further, the Company is currently complying with all relevant laws and regulations.

NOTE 5 – DEBT

None.

NOTE 6 – EQUITY

The Company operates on Membership Interest and has two classes, Class A and Class B, of Membership Units. 1 As of December 31, 2025, the Company had issued 9,412 Class A Units and 1 Class B Unit. Class A Units have been issued as described in the Issuer’s Form C, Form C-U, prior annual reports, and closing records.

Class A Units have no voting rights and are entitled to distributions, and Class B Units have the right to vote on all matters presented to members for approval.

In the event of a conversion, Class A and B Units will be convertible into common stock with similar rights and privileges as set forth in the Company’s operating agreement.

During 2025, management changed the presentation of Reg CF contributed capital to show capital net of offering transaction fees and closing costs. Gross Reg CF proceeds were $470,600. Transaction fees and closing costs totaled $62,815, including $40,779 in fundraise fees and $21,986 in offering expenses, resulting in net Reg CF contributed capital of $407,785 at December 31, 2025. This presentation change had no effect on total members’ equity.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2025, to assess the need for potential recognition or disclosure in this report. Such events were evaluated through July 16, 2026, the date these financial statements were available to be issued.

No subsequent events requiring recognition or additional disclosure were identified other than ordinary-course operations, if any, after December 31, 2025.

NOTE 8 – GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The entity has not commenced principal operations and will likely realize losses prior to generating positive working capital for an unknown period of time. The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

27